Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of September 27, 2012, by and among Innovaro, Inc., a Delaware corporation, with headquarters located at 2109 Palm Avenue, Tampa, Florida 33605 (the “Company”), and the investor listed on the Schedule of Buyers attached hereto (the “Buyer”).

WHEREAS:

A. The Company and the Buyer desire to enter into this transaction to purchase the Common Shares (as defined below) and Warrants (as defined below) pursuant to a currently effective shelf registration statement on Form S-3, which has sufficient unallocated securities available for sale as of the date hereof (Registration Number 333-165859) (the “Registration Statement”), which Registration Statement has been declared effective in accordance with the Securities Act of 1933, as amended (the “1933 Act”), by the United States Securities and Exchange Commission.

B. The Buyer wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, (i) that aggregate number of shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”) set forth opposite the Buyer’s name in column (3) on the Schedule of Buyers attached hereto (the “Common Shares”), and (ii) Series B Warrants, in substantially the form attached hereto as Exhibit A (the “Warrants”), to acquire up to that number of shares of Common Stock set forth opposite the Buyer’s name in column (4) of the Schedule of Buyers (as exercised, the “Warrant Shares”), which Warrant Shares shall be issued pursuant to the Registration Statement or, if such Registration Statement is not available at the time of issuance of such Warrant Shares, shall be issued solely pursuant to the cashless exercise provisions of the Warrant as securities exempt from registration pursuant to Section 3(a)(9) of the 1933 Act.

C. The Common Shares, the Warrants and the Warrant Shares collectively are referred to herein as the “Securities.”

NOW, THEREFORE, the Company and each Buyer hereby agree as follows:

1. PURCHASE AND SALE OF COMMON SHARES AND WARRANTS.

(a) Purchase of Common Shares and Warrants.

(i) Common Shares and Warrants. The Company shall issue and sell to the Buyer, and the Buyer shall purchase from the Company on the Closing Date (as defined below), (x) the number of Common Shares as is set forth opposite the Buyer’s name in column (3) on the Schedule of Buyers, and (y) Warrants to acquire up to that number of Warrant Shares as is set forth opposite the Buyer’s name in column (4) on the Schedule of Buyers.

(ii) Closing. The date and time of the Closing (the “Closing Date”) shall be 4:00 p.m., New York City time, on October 2, 2012 (or such other date as is mutually agreed to by the Company and the Buyer) at the offices of Sutherland Asbill & Brennan LLP, 1275 Pennsylvania Ave. NW, Washington, DC 20004.

(iii) Purchase Price. The aggregate purchase price for the Common Shares and the Warrants to be purchased by the Buyer at the Closing (the “Purchase Price”) shall be the amount set forth opposite the Buyer’s name in column (5) of the Schedule of Buyers.

(b) Form of Payment. On the Closing Date, (i) the Buyer shall pay the Purchase Price to the Company for the Common Shares and the Warrants to be issued and sold at the Closing, by wire transfer of immediately available funds in accordance with the Company’s written wire instructions and (ii) the Company shall (A) cause Computershare Trust Company, Inc., the Company’s transfer agent, to credit such aggregate number of Common Shares that the Buyer is purchasing as is set forth opposite the Buyer’s name in column (3) of the Schedule of Buyers to the Buyer’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system, or at the Buyer’s election, issue a certificate, registered in the share register in the name of the Buyer or its designee, for such number of Common Shares, and (B) deliver to the Buyer the Warrants (allocated in the amounts as the Buyer shall request) which the Buyer is purchasing, in each case duly executed on behalf of the Company and registered in the name of the Buyer or its designee.

2. BUYER’S REPRESENTATIONS AND WARRANTIES. The Buyer represents and warrants that:

(a) Organization; Authority. The Buyer is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents (as defined below) to which it is a party and otherwise to carry out its obligations hereunder and thereunder. The execution, delivery and performance by the Buyer of the transactions contemplated by this Agreement have been duly authorized by all necessary action on the part of the Buyer. This Agreement has been duly executed by the Buyer, and when delivered by the Buyer in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Buyer, enforceable against it in accordance with its terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (ii) as enforceability of any indemnification and contribution provisions may be limited under the federal and state securities laws and public policy, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(b) No Conflicts. The execution, delivery and performance by the Buyer of this Agreement and the consummation by the Buyer of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of the Buyer or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Buyer is a party, or (iii)

result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Buyer, except, in the case of clauses (ii) and (iii) above, such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Buyer to perform its obligations hereunder.

(c) Investment Sophistication. The Buyer is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in securities representing an investment decision like that involved in the purchase of the Securities.

3. COMPANY’S REPRESENTATIONS, WARRANTIES, AND COVENANTS. The Company represents and warrants the Registration Statement has been declared effective by the United States Securities and Exchange Commission, that the Company is eligible to use the Registration Statement in connection with the transaction contemplated by this Agreement and that, as of the date of this Agreement, the Registration Statement has sufficient unsold securities available thereunder to register the sale of the Securities under the 1933 Act. For so long as any of the Warrants remain outstanding, the Company hereby covenants that it shall use its reasonable best efforts to maintain the effectiveness of the Registration Statement for the issuance thereunder of the Registrable Securities (as defined below); provided that, if at any time while the Warrants are outstanding the Company shall be ineligible to utilize Form S-3 (or any successor form) for the purpose of issuance of the Registrable Securities the Company shall use its reasonable best efforts to promptly amend the Registration Statement on such other form as may be necessary to maintain the effectiveness of the Registration Statement for this purpose. For the purpose of this agreement, “Registrable Securities” means (i) the Warrant Shares issued or issuable upon exercise of the Warrants and (ii) any shares of capital stock of the Company issued or issuable with respect to the Warrant Shares as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise, without regard to any limitations on exercise of the Warrants.

4. BOARD VISITATION RIGHTS. The Company hereby grants Buyer and/or its designated successor or assignee the right to select an individual to have non-voting visitation rights to attend Company’s board meetings and to receive all information provided to the Company’s directors with respect to such meetings. The individual need not be the same individual for each meeting. The rights provided in this Section 4 shall expire upon the earlier of (i) the five year anniversary of this Agreement or (ii) the date the Buyer’s beneficial ownership of the Common Stock, as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), falls below 5%.

5. PARTICIPATION RIGHTS

(a) Right to Participate. At any time after the date of this Agreement and prior to the one year anniversary of this Agreement whenever the Company issues or sells, or agrees to issue or sell, shares of Common Stock or warrants to acquire shares of Common Stock of the Company, the Company shall deliver to the Buyer a written offer to participate in such issue or sale (the “Offer”), which shall:

(i)	identify the amount of Common Stock or warrants to be issued or sold;

(ii)	describe the price and other terms upon which the Common Stock or warrants are to be issued and sold; and

(iii)	offer to issue and sell the securities offered in connection therewith to the Buyer, at the same price and upon the same terms; provided, however, that Buyer shall only have the right to purchase up to $250,000 of securities in connection with each separate offering of securities by the Company during the one year period set forth above. For the avoidance of doubt, any amounts paid by Buyer to exercise warrants issued in connection with the issuance of Common Stock shall not apply to the $250,000 limit described in the preceding sentence.

Buyer shall respond to any Offer within three business days with a confirmation of the amount of Common Stock or warrants the Buyer wishes to purchase, if any.

(b) Limitations; Exclusions. The rights of the Buyer under this Section 5 shall not apply to shares of Common Stock or warrants that are issued or issuable in any of the following circumstances:

(i)	in connection with any stock dividend, stock split, split-up or other distribution on shares of Common Stock;

(ii)	upon conversion or exercise of any outstanding convertible or exercisable securities;

(iii)	in a merger or acquisition of another company or business;

(iv)	upon exercise or grant of options or other equity awards with respect to shares of Common Stock pursuant to an equity plan of the Company or other similar arrangement approved by the Board; and

(v)	pursuant to the terms of this Agreement.

(c) Standstill Agreement. The Buyer covenants and agrees that, if the Company informs the Buyer of any planned equity financing, then until the earlier of (i) the date that is the second full trading day after the Company’s public announcement of its planned equity financing, (ii) the date that is the tenth (10th) calendar day after the latest date that the Company has confirmed that it plans to commence an equity financing and (iii) the date that the Company notifies the Buyer that it has abandoned plans to complete such equity financing, the Buyer shall maintain the confidentiality of all information provided to the Buyer relating to any planned equity financing and shall not sell, agree to sell, buy or agree to buy, otherwise engage in any short selling of the Company’s securities, or establish or increase any “put equivalent position” as defined in Rule 16(a)-1(h) under the Exchange Act, with respect to any of the Company’s securities other than buying securities from the Company in accordance with the terms offered for the planned equity financing and the purchase of Common Stock or warrants pursuant to the rights set forth in this Section 5. Notwithstanding the foregoing, the Buyer agrees, if requested by the Company and the managing underwriter or lead placement agent of an offering of securities by the Company, the Buyer will enter into an agreement for the benefit of such underwriter or placement agent, not to sell, transfer or dispose of any shares for a specified period of time (not to exceed 90 days plus any extension of such period imposed pursuant to law or regulation) provided that all executive officers and directors of the Company enter into similar agreements.

6. MISCELLANEOUS.

(a) Governing Law and Venue. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Florida or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Any dispute arising under or in connection with this Agreement or related to any matter which is the subject of this Agreement shall be subject to the exclusive jurisdiction of the state and/or federal courts located in Hillsborough County, Florida. The prevailing party in any legal dispute arising under or in connection with this Agreement shall be entitled to collect from the non-prevailing party all of its costs and reasonable attorney’s fees.

(b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile and/or electronic signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile and/or electronic signature.

(c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d) Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with (a) valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(e) Entire Agreement; Amendments. This Agreement, including its attached schedule, constitutes the entire understanding of the parties hereto with respect to the transactions contemplated hereby, and supersedes all prior agreements and understandings, written and oral, among the parties with respect to the subject matter hereof. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Buyer. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

(f) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any Buyers of the Warrants.

(g) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person or entity.

(h) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as are reasonably necessary in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(i) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

[Signature Page Follows]

IN WITNESS WHEREOF, the Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY: INNOVARO, INC.

By:
Name:

Title:

IN WITNESS WHEREOF, the Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYER: JJJ Family LLLP

By: Title:	Jamie Rand Co-Trustee